UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2008

PSPP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24723	88-0393257
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification

11710 Old Georgetown Road, Suite 808 North Bethesda, MD 20852
(Address of principal executive offices, including zip code)

301/230-9874
(Registrant's telephone number, including area code)

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On July 09, 2008, (the "Company") terminated Lawrence Scharfman & Co, CPA P.A. ("LS & Co.”) as the Company’s independent registered certified public accountants. LS & Co. had been the Company's auditors since the year ended December 31, 2002. The Company has hired Conner & Associates, PC, to become auditors commencing for the quarter and six months ended June 30, 2008, during the fiscal year ended December 31, 2008. The reports of LS& Co., on the Company's financial statements as of and for the fiscal years ended December 31, 2002, 2003, 2004, 2005, 2006 and 2007, respectively, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles. During the fiscal years audited, and through June 24, 2008, there were no disagreements with LS & Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to LS & Co.’s satisfaction, would have caused LS & Co. to make reference to the subject matter in connection with periods; and there were no reportable events as defined in Item 304 (a) (1) (iv) of Regulation S-B. During the years audited by LS & Co. their audit reports contained an additional paragraph with regards to the Company continuing as a going concern. The Company's Board of Directors has chosen Conner & Associates, PC, as its new independent auditors and has authorized the termination of audit services by LS & Co. The Company provided LS & Co. with a copy of the foregoing disclosures and requested LS & Co. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated July 09, 2008, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits -

16.1 Letter, dated July 09, 2008 from Lawrence Scharfman & Co, CPA P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 09, 2008

PSPP HOLDINGS, INC.

By: /s/ Frederic Richardson Name: Frederic Richardson Title: Chief Executive Officer

By: /s/ Sarah Jackson, CPA Name: Sarah Jackson, CPA Title: Chief Financial Officer